Exhibit 1
Wednesday May 23, 11:28 am Eastern Time
PRESS RELEASE

STEVEN MADDEN, LTD. ANNOUNCES MANAGEMENT CHANGE

CEO SETTLES GOVERNMENT CHARGES UNRELATED TO THE COMPANY'S BUSINESS

COMPANY POSTPONES ANNUAL MEETING UNTIL JULY 10

LONG ISLAND CITY, N.Y.--(BUSINESS WIRE)--May 23, 2001--The Board of Directors of Steven Madden, Ltd. (NASDAQ:SHOO - news) today announced that Steve Madden will not stand for reelection as a Director of the Company at its next annual meeting and will relinquish his role as an officer of the Company effective July 1, 2001.

The announcement follows Mr. Madden's plea agreement with the U.S. Attorney's Office, which is unrelated to the Company and its business. In addition, Mr. Madden has reached a separate settlement agreement with the Securities and Exchange Commission.

On July 1, 2001, Mr. Madden will become Creative and Design Chief of the Company. He will act in this capacity until his departure, which is anticipated late this year. Mr. Madden is expected to return to this position upon completion of any time he serves.

The Company also reaffirmed a number of previously announced management changes. Jamieson Karson will succeed Steve Madden as Chief Executive Officer as planned on July 1, 2001. As Design Director for the Steve Madden brand, Rachelle Watts will play an integral role in further building the Company's core brand.

Charles Koppelman, Executive Chairman of the Board of Directors, commented, "Today is a difficult day for the Company. We cannot help but recognize Steve's vision, inspiration and energy, which have done so much to build this dynamic and successful company. The Board of Directors also acknowledges that Steve faces consequences for the charges, which were resolved in the plea agreement and a separate settlement agreement with the Securities and Exchange Commission. The Board has considered all of the facts in this context and has decided it would be in the best interest of the Company for Steve to continue to create and design for the Company."

Mr. Koppelman continued, "One of Steve's most significant accomplishments as Chief Executive Officer was assembling management and design teams that are second to none. At the senior management level, Jamieson Karson, our new Chief Executive Officer, Rhonda Brown, President, and I will focus on guiding the strategic direction of the Company. On the product and design side, we have a 15-member team that encompasses some of the best talent in the industry. More specifically, Rachelle Watts, who was named Design Director for the Steve Madden line in early May, will continue her role in working to further the success of the Company's largest and most visible brand. Our entire design team will continue to concentrate on creating the unique, fashion-forward footwear that has been the hallmark of this Company."

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Rhonda Brown, President, said, "As we move forward, the Company is extremely strong, positioning us to maintain our superior status in the footwear market and enhance our growing market share. We are fortunate to have so many talented and experienced people in our organization. Each of our divisions is well positioned under the leadership of brand managers and presidents. Our operations team, led by our Chief Operating Officer Richard Olicker, continues to be very strong. All of us are united in our commitment to build upon our tremendous track record of developing distinctive brands, designing innovative products and generating strong financial growth as evidenced by our achievement of 19 consecutive quarters of meeting or exceeding analysts expectations."

The Company also announced that in connection with recent events, it is required to amend its proxy statement, which will be sent to shareholders on or about June 11, 2001. As a result, the Company's annual shareholder meeting has been rescheduled for July 10, 2001. A new record date for the annual meeting will be set for June 5, 2001.

Steven Madden, Ltd. designs and markets fashion-forward footwear for women, men and children. The shoes are sold through Steve Madden Retail Stores, Department Stores, Apparel and Footwear Specialty Stores, and on-line at www.stevemadden.com, www.stevies.com, and www.stevemaddenmens.com. The Company has several licenses for the Steve Madden & Stevies brands -- including outerwear, leather sportswear, eyewear, hosiery, watches, handbags, and belts -- owns and operates two retail stores under its David Aaron brand, and is the licensee for l.e.i. Footwear and Jordache Footwear.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "anticipates" or "plans" to be uncertain and forward-looking. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Contact:

     Steven Madden, Ltd.
     Charles Koppelman
     Executive Chairman
     Rhonda J. Brown
     President
     (718) 446-1800

               or

     Investor Relations:
     Morgen-Walke Associates
     David Walke/Cara O'Brien/Jack Cohen
     Press:  Stacy Roth
     (212) 850-5600

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